EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-1 No. 333-225049), pertaining to the registration of up to 11,315,000 shares of common stock,

2.	Registration Statement (Form S-8 No. 333-233723) pertaining to the Jones Soda Co. 2011 Incentive Plan,

3.	Registration Statement (Form S-8 No. 333-176386) pertaining to the Jones Soda Co. 2011 Incentive Plan,

4.	Registration Statement (Form S-8 No. 333-157978) pertaining to the Jones Soda Co. 2002 Stock Option and Restricted Stock Plan,

5.	Registration Statement (Post-Effective Amendment No. 1 to Form S-8 No. 333-103939) pertaining to the Jones Soda Co. 2002 Stock Option and Restricted Stock Plan,

6.	Registration Statement (Form S-8 No. 333-109173) pertaining to the Urban Juice & Soda Company Ltd. 1996 Stock Option Plan,

of Jones Soda Co. and subsidiaries of our report dated April 1, 2024 relating to the consolidated financial statements appearing in this Form 10-K for the year ended December 31, 2023.

/s/ Berkowitz Pollack Brant Advisors + CPAs

Miami, FL

April 1, 2024